UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2026

ATN INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 Cummings Center
Beverly, MA 01915
(Address of principal executive offices and zip code)
(978) 619-1300
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ATNI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On July 31, 2026, ATN International, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) announcing that, on July 27, 2026, Mary Mabey agreed to step down as Senior Vice President and General Counsel of the Company (the “Separation”), effective as of October 31, 2026 (the “Original Separation Date”). As previously disclosed in the Original Form 8-K, in connection with the Separation, the Company and Ms. Mabey entered into that certain Transition and General Release Agreement, dated as of July 27, 2026 (the “Transition Agreement”), which was filed as Exhibit 10.1 to the Original Form 8-K. The Company is filing this Amendment No. 1 to the Original Form 8-K (this “Amendment”) to disclose that the Original Separation Date has been extended and that in connection therewith, the Company and Ms. Mabey entered into that certain Amendment No. 1 to Transition and General Release Agreement, dated as of October 31, 2026 (the “Transition Agreement Amendment”).

Except as expressly stated herein, this Amendment does not amend the Original Form 8-K in any way and does not modify or update any other disclosures contained in the Original Form 8-K. This Amendment supplements the Original Form 8-K and should be read in conjunction with the Original Form 8-K.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2026, the Board of Directors (the “Board”) of the Company determined to extend Ms. Mabey’s service as the Company’s Senior Vice President and General Counsel through and until December 31, 2026 or such earlier date subsequently determined by the Company (the “Extended Separation Date”), and in connection therewith, the Company and Ms. Mabey entered into the Transition Agreement Amendment.

Pursuant to the Transition Agreement Amendment, Ms. Mabey will continue to receive her current base salary through the Extended Separation Date and will be eligible to receive her 2026 annual incentive bonus with a target value equal to 60% of her current annual base salary (the “2026 Annual Bonus”). As Ms. Mabey will have served for the entirety of the fiscal year ending December 31, 2026 (the “2026 year”), such 2026 Annual Bonus will not be pro-rated. The actual payable amount of the 2026 Annual Bonus will be determined by the Compensation Committee of the Board based upon Company performance for the 2026 year (weighted 50%) and Ms. Mabey’s individual performance for the 2026 year (weighted 50%), and will be paid in 2027 when such bonuses are paid to the Company’s employees. Additionally, the Transition Agreement Amendment provides that Ms. Mabey will be entitled to receive a one-time, cash payment of $100,000 payable in a lump sum within 30 days of the Extended Separation Date, subject to her continued service through the Extended Separation Date. Except as expressly modified by the Transition Agreement Amendment, all other terms and conditions of the Transition Agreement remain in full force and effect in accordance with their terms.

The foregoing description of the Transition Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 1 to Transition and General Release Agreement, dated October 31, 2026, by and between ATN International, Inc. and Mary Mabey.

104	Cover page formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATN INTERNATIONAL, INC.

	By:	/s/ Carlos Doglioli
Carlos Doglioli
Chief Financial Officer

Dated November 3, 2026
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